NOTE SECURED BY A DEED OF TRUST

Loan Number: **GCA-032113** Date: **03/27/2013** Agoura Hills, California

66 TENTATIVE MAPPED LOTS ROSEVILLE ROAD AND ELKHORN BLVD. SACRAMENTO CA 95842
Property Address
A.P.N.: 222-0024-041 & 222-0024-001

1. BORROWER'S PROMISE TO PAY

In return for a loan that I have received, I promise to pay U.S. **$450,000.00** (this amount will be called "principal"), plus interest, to the order of **GCA Financial, LLC Trust - Roseville #1, as to an undivided 100.000% interest** (who will be called "Lender"). I understand that the Lender may transfer this Note. The Lender or anyone else who takes this Note by transfer and who is entitled to receive payments under this Note will be called the "Note Holder(s)."

2. INTEREST

I will pay interest at a yearly rate as described in paragraph 3 below.

Interest commences on **03/29/2013**, and, if paragraph 3 reflects more than one interest rate during the loan term, the rate will change on the date which is one (1) calendar month before each Payment Start Date.

Interest will be charged on unpaid principal until the full amount of principal has been paid.

I also agree to pay interest at the rate described in paragraph 3 below on the prepaid finance charges which are a part of the principal.

3. PAYMENTS

My payments are ☑ Interest Only ☐ Fully Amortized ☐ Other

I will make my payments each month as follows:

Number of Payments	Payment Start Dates	Interest Rates	Payment Amounts
5	Monthly beginning May 1, 2013	12.00%	$4,500.00
1	October 1, 2013	12.00%	$454,500.00
1	October 1, 2013 – **Exit Fee (Paragraph 4, Section D)	0.00%	**Exit Fee

I will make these payments until I have paid all of the principal and interest and any other charges that I may owe under this Note. If on **10/01/2013** (the Due Date) I still owe amounts under this Note (balloon balance), I will pay all those amounts, in full, on that date.

I will make my payments payable to **Superior Loan Servicing, 29800 Agoura Rd., Suite 209 Agoura Hills CA 91301**, or at a different place if I am notified by the Note Holder or the Agent for the Note Holder.

4. BORROWER'S FAILURE TO PAY AS REQUIRED

(A) Late Charge For Overdue Payments. If I do not pay the full amount of each monthly payment by the end of **10** calendar days after the date it is due, I will pay a late charge to the Note Holder. The amount of the charge will be **10.000%** of my overdue payment or U.S. **$450.00**, whichever is more. I will pay this late charge only once on any late payment.

In the event a balloon payment is delinquent more than **10** days after the date it is due, I agree to pay a late charge in an amount equal to the maximum late charge that could have been assessed with respect to the largest single monthly installment previously due, other than the balloon payment, multiplied by the sum of one plus the number of months occurring since the late payment charge began to accrue.

(B) Default. If I do not pay the full amount of each monthly payment due under this Note by the date stated in paragraph 3 above, I will be in default, and the Note Holder may demand that I pay immediately all amounts that I owe under this Note.

Even if, at a time when I am in default, the Note Holder does not require me to pay immediately in full as described above, the Note Holder will still have the right to do so if I am in default at a later time.

(C) Payment of Note Holder's Costs and Expenses. If the Note Holder has required me to pay immediately in full as described above, the Note Holder will have the right to be paid back for all its costs and expenses to the extent not prohibited by applicable law. Those expenses include, for example, reasonable attorney's fees. A default upon any interest of any Note Holder shall be a default upon all interests.

(D) Exit Fee. Borrower shall pay to lender upon loan payoff and "Exit Fee" of 1% of the original principal balance monthly on a pro-rata basis up until the date of payoff.

(E) Remedy in Event of Default. Upon the occurrence of an Event of Default, the entire balance of principal, together with all accrued interest, shall, at the option of the Lender, without demand or notice, immediately become due and payable. Upon the occurrence of an Event of Default (and for a period of no less than 6 months after such Event of Default may be remedied), the entire

balance of principal, together with all accrued interest thereon, shall bear interest at the note rate plus **five percent (5.000%)** the ("Default Rate"). No delay or omission on the part of the Lender in exercising any right under this Note or under any of the Loan Documents shall operate as a waiver of such right.

The occurrence of (but not limited to) any of the following shall be deemed to be an event of default ("Event of Default") hereunder:

a) Default in the payment of principal or interest when due pursuant to the terms hereof; or

b) The occurrence of an Event of Default under the Deed of Trust or other agreement (including any amendment, modification or extension thereof) now or hereafter evidencing or securing this Note (all such documents, together with this Note, constituting the "Loan Documents").

c) A violation of any provisions of the Deed of Trust or other agreement (including any amendment, modification or extension thereof) now or hereafter evidencing or securing ANY Note (all such documents, together with this Note, constituting the "Loan Documents") on ANY property secured by this Lender.

5. BORROWER'S PAYMENTS BEFORE THEY ARE DUE - PREPAYMENT PENALTIES

I have the right to make payments of principal at any time before they are due. A payment of principal only is known as "prepayment." If I pay all or part of the loan principal before it is due, whether such payment is made voluntarily or involuntarily, I agree to pay a prepayment penalty computed as follows: **No prepayment penalty (you will not be charged a penalty to pay off or refinance the loan before maturity).**

6. BORROWER'S WAIVERS

I waive my rights to require the Note Holder to do certain things. Those things are: (a) to demand payment of amounts due (known as "presentment"); (b) to give notice that amounts due have not been paid (known as "notice of dishonor"); (c) to obtain an official certification of nonpayment (known as "protest"). Anyone else who agrees to keep the promises made in this Note, or who agrees to make payments to the Note Holder if I fail to keep my promises under this Note, or who signs this Note to transfer it to someone else, also waives these rights. These persons are known as "guarantors, sureties and endorsers."

7. RESPONSIBILITIES OF PERSONS UNDER THIS NOTE

If more than one person signs this Note, each of us is fully and personally obligated to keep all of the promises made in this Note, including the promise to pay the full amount owed. Any person who is a guarantor, surety, or endorser of this Note is also obligated to do these things. Any person who takes over these obligations, including the obligations of the guarantor, surety, or endorser of this Note, is also obligated to keep all of the promises made in this Note. The Note Holder may enforce its rights under this Note against each person individually or against all of us together. This means that anyone of us may be required to pay all of the amounts owed under this Note.

8. THIS NOTE IS SECURED BY A DEED OF TRUST

In addition to the protection given to the Note Holder under this Note, a Deed of Trust (the "Security Instrument") with a Due-on-Transfer Clause dated the same date of this Note, protects the Note Holder from possible losses which might result if I do not keep the promises which I make in the Note. That Security Instrument describes how and under what conditions I may be required to make immediate payment in full of all amounts that I owe under this Note.

Some of those conditions are described as follows:

"Lender's Right to Require The Loan to be Paid Off Immediately. If the borrower shall sell, lease for a term of more than 6-years (including options to renew), lease with an option to purchase for less than the encumbrances for any term, or transfer all or any part of the Property or an interest therein, excluding (a) the creation of a lien or encumbrance subordinate to this Deed of Trust, (b) or a transfer by devise, descent, or by operation of law upon the death of a joint tenant, the Lender may, at its option declare the Note and any other obligations secured by this Deed of Trust, together with accrued interest thereon, immediately due and payable, in full. No waiver of the Lender's right to accelerate shall be effective unless it is in writing."

Roseville Road, LLC, a Delaware Limited Liability Company

By: First Capital Communities LLC, a Delaware Limited Liability Company, its' manager

3/28/13

Borrower **By: First Capital Real Estate Investments, LLC a California Limited Liability Company** Date

Suneet Singal, Managing Member

Roseville Road, LLC, a Delaware Limited Liability Company

By: First Capital Communities LLC, a Delaware Limited Liability Company, its' manager

3/28/13

Borrower **By: Centennial Development Company, Inc., a California Corporation** Date

Steve Howell, President/CFO

ASSIGNMENT OF NOTE
SECURED BY A DEED OF TRUST

Date: ____

FOR VALUE RECEIVED, the undersigned hereby grants, assigns and transfers to:

all beneficial interest under the within Note, without recourse, and Deed of Trust securing same

_______________________________________ _______________________________________

_______________________________________ _______________________________________

DO NOT DESTROY THIS NOTE: When paid it must be surrendered to the Trustee, together with the Deed of Trust securing same for cancellation, before reconveyance will be made.